EXHIBIT 4.4


                              CERTIFICATE OF TRUST

            The undersigned, the trustees of Travelers
Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "Travelers Capital IV."

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            Chase Manhattan Bank Delaware
            1201 Market Street
            Wilmington, Delaware  19801

            (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  September 19, 1996

                               /s/ Heidi G. Miller
                        ___________________________________________
                        Name:  Heidi G. Miller, as Regular Trustee

                               /s/ Irwin Ettinger
                        ___________________________________________
                        Name:  Irwin Ettinger, as Regular Trustee


                        CHASE MANHATTAN BANK DELAWARE,
                        as Trustee


                        By:       /s/ John Cashin
                           ________________________________________
                           Name:  John Cashin
                           Title: Senior Trust Officer